Exhibit 99.2

INTERSEMA MICROSYSTEMS S.A.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and 2006
(UNAUDITED)

INTERSEMA MICROSYSTEMS S.A.
Condensed Consolidated Financial Statements
September 30, 2007 and 2006
(UNAUDITED)

INTERSEMA MICROSYSTEMS S.A.
Condensed Consolidated Profit and Loss Statements
Nine months ended September 30, 2007 and 2006
(UNAUDITED)

		2007	2006
	Note	CHF	CHF

Turnover - continuing operations		15, 892,392	13, 764,132
Staff costs	2	(3, 850,935)	(3, 360,261)
Depreciation		(534,295)	(663,000)
Other operating charges	3	(7, 157,173)	(5, 506,287)
Profit on ordinary activities before interest		4, 349,989	4, 234,584
Financial income		261,671	134,912
Financial expense		(6,833)	(62,957)
Profit on ordinary activities before taxation		4, 604,827	4, 306,539
Tax on profit on ordinary activities	4	(276,924)	(333,373)
Profit for the financial year		4, 327,903	3, 973,166

See accompanying Notes to Condensed Consolidated Financial Statements.

INTERSEMA MICROSYSTEMS S.A.
Condensed Consolidated Balance Sheets
September 30, 2007 and 2006
(UNAUDITED)

		2007	2006
		CHF	CHF
FIXED ASSETS
Fixed assets	5	1, 213,087	1, 875,475

CURRENT ASSETS
Stocks	6	3,510, 170	2, 564,788
Trade receivables	7	1, 677,735	1,652, 238
Prepaid expenses and other assets	8	1, 760,845	578,440
Cash		12,142,025	15,351,481
TOTAL CURRENT ASSETS		19, 090,775	20, 146,947
TOTAL ASSETS		20, 303,862	22, 022,422
CURRENT LIABILITIES
Trade payables		(1, 794,359)	(644,079)
Other accrued liabilities	9	(1, 295,880)	(1, 433,321)
Provisions	10	(499,078)	-
Bank loan	11	-	(4, 600,000)
TOTAL CURRENT LIABILITIES		(3, 589,317)	(6, 677,400)

LONG TERM LIABILITIES
Deferred tax liabilities		(220,086)	(349,094)
TOTAL LIABILITIES		(3, 809,403)	(7, 026,494)

CAPITAL AND RESERVES

Share capital (authorised and issued shares totalling 3,000 at CHF 250 nominal value)		(750, 000)	(750, 000)
Legal reserve restricted to dividend distribution		(375, 000)	(250, 000)
Profit for the financial year		(4, 327,903)	(3,973,166)
Retained earnings		(11,041,556)	(10, 022,762)
TOTAL CAPITAL AND RESERVES		(16,494,459)	(14,995,928)
TOTAL LIABILITIES, CAPITAL AND RESERVES		(20, 303,862)	(22, 022,422)

See accompanying Notes to Condensed Consolidated Financial Statements.

INTERSEMA MICROSYSTEMS S.A.
Condensed Consolidated Cash Flows Statements
For the nine months ended September 30, 2007 and 2006
(UNAUDITED)

	2007	2006
	CHF	CHF

Profit for the Financial Year	4, 327,903	3, 973,166

Depreciation	534,295	663,000

Changes in assets and liabilities
(Increase) / Decrease in trade accounts receivable	19,651	(84,778)
(Increase) / Decrease in other receivables	405,003	(226,153)
(Increase) / Decrease in inventories	(1, 610,576)	460,951
Decrease in prepaid expenses	261,447	47,757
Increase in trade accounts payable	382,943	156,122
Increase / (Decrease) in other current liabilities	12,017	(18,095)
(Decrease) in accrued expenses	(1, 231,205)	(165,942)

Cash flows from operating activities	3,101,478	4,806,028

Cash flows from investing activities
Purchases of property, plant and equipment	(339,310)	(991,610)
Increase in deposit	-	1,130
Cash flows from investing activities	(339,310)	(990,480)

Cash flows from financing activities
Loan repayments received from third parties	(4, 591,300)	(2, 613,733)
Increase loan to shareholders	(627,500)	-
Cash flows from financing activities	(5, 218,800)	(2, 613,733)

Net increase / (decrease) in Cash	(2, 456,632)	1, 201,815

Cash at the beginning of the period	14, 598,657	14, 149,666

Cash at the end of the period	12, 142,025	15, 351,481

See accompanying Notes to Condensed Consolidated Financial Statements.

INTERSEMA MICROSYSTEMS S.A.
Notes to Condensed Consolidated Financial Statements
For the nine months ended and as of September 30, 2007 and 2006
(UNAUDITED)

1	GENERAL INFORMATION

(a)	Description of the business

Intersema Microsystems S.A and its wholly-owned subsidiary Intersema Sensoric S.A (collectively “Intersema”, “Group” or the “Company”) is a sensor company headquartered in Bevaix, Switzerland. Intersema designs and manufactures pressure sensors and modules with low pressure, harsh media and ultra small package configurations for use in barometric and sub-sea depth measurement markets.

(b)	Purpose of Group consolidated financial statements

On December 28, 2007, Measurement Specialties, Inc. purchased 100% of all the issued share capital of Intersema Microsystems S.A. As a result of this acquisition, Intersema Group was required to prepare consolidated financial statements for its latest financial period for inclusion in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission of the United States.

These Group consolidated financial statements were authorised for issue by the board of directors on March 10, 2008.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Accounting convention

The consolidated financial statements of the Group for the year ended December 31, 2006 have been prepared in accordance with the Swiss Accounting and Reporting Recommendations (“Swiss ARR”). The consolidated financial statements have been prepared under the historical cost convention and on an accrual basis.

The preparation of financial statements in conformity with Swiss ARR requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies.

(b) Basis of consolidation

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances and unrealised gains on transactions between Group entities are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries reflect those of the Group.

(c) Foreign currencies

Items included in the financial statements of each of the Intersema Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’), which has been determined to be Swiss francs for all entities included in the consolidated financial statements. The consolidated financial statements are presented in Swiss francs, which is the Company’s functional and presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the Consolidated Profit and Loss Statement.

(d) Property and equipment

All property and equipment is stated at historical cost less depreciation. Historical cost includes expenditures that are directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to the Consolidated Profit and Loss Statement during the financial period in which they are incurred.

(e) Depreciation

The cost of fixed assets including leased assets is depreciated by equal instalments over their expected useful lives as follows:

Plant and equipment	5 Years
Fixtures and fittings	5 Years
Motor vehicles	5 Years
Management Information Systems	5 Years

The fixed assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

(f) Stocks

Stocks approximate actual cost are valued at the lower of cost and net realisable value after making due allowance for any obsolete or slow moving items.

Net realisable value comprises the actual or estimated selling price (net of trade discount) less all further costs to completion or to be incurred in marketing, selling and distribution.

(g) Turnover and trade receivables

Turnover comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the group’s activities. Turnover is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the group.

The Group recognises turnover when the amount of turnover can be reliably measured and it is probable that future economic benefits will flow to the entity. The amount of turnover is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement

Trade receivables are recognised initially at fair value less provision for impairment. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement within ‘Other operating charges’. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against ‘Other operating charges in the Consolidated Statement of Profit and Loss.

(h) Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(i) Trade payables

Trade payables are recognised at fair value and are short-term in nature.

(j) Provisions

Provisions are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

(k) Bank loan

Bank loans are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.

(l) Research and development expenditures

Expenditure on research and development is charged to the Consolidated Statement of Profit and Loss in the period in which it is incurred.

(m) Financial income

Financial income primarily represents interest income earned and recognised on a time-proportion basis using the effective interest method.

(n) Current and deferred tax

The current income tax charge is calculated on the basis of the tax laws and rulings at the balance sheet date in Switzerland, where the Group operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the asset and liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

(o) Employee pension benefits

The Group has a defined benefit plan where pension benefits are funded over the employee’s period of service by way of contributions to an insured fund in accordance with the plan’s legal prescriptions. The Group’s annual contributions are charged to the Consolidated Statement of Profit and Loss in the period to which they relate.

(p) Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the Consolidated Statement of Profit and Loss on a straight-line basis over the period of the lease.

2	STAFF COSTS

The staff costs are comprised of:

	2007	2006
	CHF	CHF
Wages and salaries	3, 384,692	2, 949,484
Social welfare costs	424,814	357,189
Other	41,429	53,588
	3, 850,935	3, 360,261

3	OTHER OPERATING CHARGES

The other operating charges are comprised of:

	2007	2006
	CHF	CHF

Material Purchases	4,771,701	3, 722,083
R&D expenses	774,887	469,212
Other production expenses	662,569	292,189
Facility expenses	505,112	492,633
Selling and administrative expenses	455,609	554,322
Inventory reserve	21,295	-
Other	(34,000)	(24,152)
	7, 157,173	5, 506,287

4	TAX ON PROFIT ON ORDINARY ACTIVITIES

Intersema has qualified and received a reduced tax rate of approximately 10% in 2006. This special tax rate is expected to expire in December 2008 and the rate is expected to be 22.5% thereafter.

5	FIXED ASSETS

	2007	2006
	CHF	CHF
Machinery and equipement	7, 090,145	7, 187,702
Management Information Systems	455,171	407,346
Furnitures and fixtures	338,022	338,162
Motor vehicles	235,003	171,777
Office equipement	30,313	30,313
Accumulated depreciation	(6, 935,567)	(6, 259,825)
Net tangible assets	1,213,087	1, 875,475

6	STOCK

	2007	2006
	CHF	CHF
Raw materials	3, 235,957	2, 146,582
Finished goods	274,213	418,206
	3,510, 170	2, 564,788

7	TRADE RECEIVABLES

	2007	2006
	CHF	CHF
Amounts falling due within one year
Trade debtors	1, 697,735	1, 672,238
Bad debt reserve	(20,000)	(20,000)
	1, 677,735	1, 652,238

8	PREPAID AND OTHER ASSETS

	2007	2006
	CHF	CHF
Amounts falling due within one year
Payroll Receivable	740,331	210,644
Supplier receivable	509,452	-
Value added tax receivable	270,113	124,500
Prepayments	76,259	107,273
Other	164,690	136,023
	1, 760,845	578,440

9	OTHER ACCRUED LIABILITIES

	2007	2006
	CHF	CHF

Employee related cost accrual	(747,800)	(681,000)
Tax payable	(261,803)	(414,460)
Other creditors	(180,647)	(257,586)
Value added tax payable	(105,630)	(80,275)
	(1, 295,880)	(1, 433,321)

10	PROVISIONS

Provisions represent a warranty reserve created during the 2006 financial period to accrue for probable losses to be incurred on customer claims associated with faulty materials used in production.

11	BANK LOAN

The average interest rate on the bank loans were 1.755%. The loans were repaid in January 2007.

12	QUALITATIVE DIFFERENCES TO ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

The consolidated financial statements are prepared in accordance with the Swiss ARR. Swiss ARR differs in certain significant respects from U.S. generally accepted accounting principles (“U.S. GAAP”). As the acquisition of the IGroup did not represent more than a 30% significance to Measurement Specialties, Inc, the quantitative reconciliation to US GAAP may be omitted, but a qualitative discussion of the material variations in accounting principles, practices and methods used in preparing the financial statements from the Regulation S-X must still be provided.

The most significant material variation between U.S. GAAP and Swiss ARR relate to the accounting and disclosures of the Group’s defined benefit pension plans. Under US GAAP, pension plans are accounted for under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”).   SFAS 158 requires an employer to recognize in its statement of financial position the over-funded or under-funded status of defined benefit pension and postretirement plans measured as the difference between the fair value of plan assets and the benefit obligation.   Employers must also recognize as a component of other comprehensive income, net of tax, the actuarial gains and losses and the prior service costs, credits and transition costs that arise during the period.   Additionally, under US GAAP, there would be extensive disclosure requirement for, among other things, change in benefit obligations, changes in plan assets, funded status, and pension assumptions for which actuarial valuations are based on, such as discount rate, future salary increases, and return on plan assets.

Under Swiss ARR, the Group recorded the related pension expense as paid based on the Group’s legally defined obligations under the plan.  Under US GAAP, Intersema Group would have recorded pension assets and liabilities, adjustments to accumulated other comprehensive income or loss and additional expense for the Group’s net periodic benefit cost that would incorporate forecasted salary increases in determining the period-end pension obligation. Extensive disclosures of movements in the Group’s projected benefit obligations and plan assets, including the nature of investments and benefit payments, would be required under US GAAP.